UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2020

ACELRX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive
Redwood City, CA 94063
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Promotion Agreement

On October 1, 2020, AcelRx Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Promotion Agreement (the “Promotion Agreement”) with La Jolla Pharmaceutical Company, a California corporation (“La Jolla”), and Tetraphase Pharmaceuticals, Inc., a Delaware corporation and wholly-owned subsidiary of La Jolla (“Tetraphase”), effective as of September 30, 2020, pursuant to which the Company, La Jolla and Tetraphase restructured their co-promotion arrangement, with La Jolla agreeing to detail and promote DSUVIA® (sufentanil sublingual tablet 30 mcg) and AcelRx and Tetraphase agreeing to terminate the Co-Promotion Agreement between them (as amended, the “Co-Promotion Agreement”). The Company will not detail and promote XERAVA™ (eravacycline) under the Promotion Agreement.

Under the terms of the Promotion Agreement, La Jolla is responsible for maintaining compliance under the agreed marketing and promotion plan and achieving a minimum number of sales calls per calendar quarter. The La Jolla promotion activities will be overseen by a joint marketing and sales committee, which will be responsible for developing marketing plans for the products, provided, that AcelRx will be responsible for developing the marketing strategy for, creating the promotional materials for, and handling sales and distribution of, its products.

The Promotion Agreement has a two-year term. The Company may terminate the Promotion Agreement upon 30 days’ notice. After one year, La Jolla may terminate the Promotion Agreement upon 30 days’ notice, and may do so earlier in the event of a change of control and change in management of the Company. Additionally, either party may terminate the Promotion Agreement in the event of an uncured material breach or insolvency event of the other party and in the event of other specified circumstances relating to the Company’s products, such as safety.

The Company will pay La Jolla a revenue share on net sales of its products in the sales territories covered by the Promotion Agreement, other than sales to certain excluded accounts. These sales territories do not overlap with the territories covered by the Company’s sales force. If La Jolla fails to meet its detailing requirements in the Promotion Agreement in a given calendar quarter, it will pay the Company a royalty on net sales of XERAVA™ (eravacycline) in the United States during such quarter.

The foregoing description of the Promotion Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Promotion Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Item 1.02	Termination of a Material Definitive Agreement

On March 15, 2020, the Company and Tetraphase entered into the Co-Promotion Agreement to co-promote DSUVIA® and Tetraphase’s XERAVA™ (eravacycline), which was subsequently amended on May 26, 2020. The Promotion Agreement terminated the Co-Promotion Agreement, effective September 30, 2020.

A description of the material terms and conditions of the Co-Promotion Agreement is contained in the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2020. The information set forth above and referenced under Item 1.01 that relates to the relationship between the Company, La Jolla and Tetraphase is hereby incorporated by reference into this Item 1.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2020	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ Raffi Asadorian
Raffi Asadorian
Chief Financial Officer

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